Exhibit 5.1

July 28, 2023	98993.00003

NeuBase Therapeutics, Inc.
350 Technology Drive

Pittsburgh, PA 15219

Re:	NeuBase Therapeutics, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement (collectively, the “Selling Stockholders”), of up to 5,394,068 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which consists of (a) up to an aggregate of 578,697 shares of Common Stock that are issuable upon exercise of unregistered long-term warrants (the “RD Series A Warrants”), (b) up to an aggregate of 578,697 shares of Common Stock that are issuable upon exercise of unregistered short-term warrants (the “RD Series B Warrants”), (c) up to an aggregate of 1,366,829 shares of Common Stock that are issuable upon exercise of unregistered pre-funded warrants (the “PIPE Pre-Funded Warrants”), (d) up to 1,366,829 shares of Common Stock that are issuable upon exercise of unregistered long-term warrants (the “PIPE Series A Warrants”), (e) up to 1,366,829 shares of Common Stock that are issuable upon exercise of unregistered short-term warrants (the “PIPE Series B Warrants”), in each of the cases of (a) through (e), purchased pursuant to the Purchase Agreements (as defined below), and (f) up to 136,187 shares of Common Stock that are issuable upon the exercise of certain private placement warrants (the “Placement Agent Warrants”, and, collectively with the RD Series A Warrants, the RD Series B Warrants, the PIPE Pre-Funded Warrants, the PIPE Series A Warrants and the PIPE Series B Warrants, the “Warrants”) issued to designees of  H.C. Wainwright & Co., LLC, the Company’s placement agent (the “Placement Agent”) pursuant to an engagement letter, dated as of June 12, 2023, as amended on June 28, 2023 (the “Engagement Letter”). The shares of Common Stock issuable upon exercise of the Warrants described in clauses (a) through (f) above are referred to herein as the “Warrant Shares”.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

NeuBase Therapeutics, Inc.

July 28, 2023

(i)	the Registration Statement;

(ii)	the securities purchase agreement, dated as of June 28, 2023, by and between the Company and Armistice Capital Master Fund Ltd. (the “Purchaser”) in connection with a registered direct offering of securities (the “RD Purchase Agreement”);

(iii)	the securities purchase agreement, dated as of June 28, 2023, by and between the Company and the Purchaser in connection with a private placement of securities (the “PIPE Private Placement Purchase Agreement” and, together with the RD Purchase Agreement, the “Purchase Agreements”);

(iv)	the Engagement Letter;

(v)	the RD Series A Warrants;

(vi)	the RD Series B Warrants;

(vii)	the PIPE Series A Warrants;

(viii)	the PIPE Series B Warrants;

(ix)	the PIPE Pre-Funded Warrants;

(x)	the Placement Agent Warrants;

(xi)	the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time, as presently in effect and as certified as of July 24, 2023 by the Office of the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(xii)	the Amended and Restated Bylaws of the Company, as presently in effect, as certified by an officer of the Company as of the date hereof;

(xiii)	a certificate, dated as of July 24, 2023, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company under the laws of the State of Delaware (the “Delaware Good Standing Certificate”);

(xiv)	resolutions adopted by the Board of Directors of the Company in April 2022, certified by an officer of the Company, relating to, among other things, the formation and membership of the pricing committee of the Board of Directors (the “Pricing Committee”); and

NeuBase Therapeutics, Inc.

July 28, 2023

(xv)	minutes of the meeting of the Pricing Committee held on June 27, 2023, certified by an officer of the Company, relating to, among other things, the approval of the Purchase Agreements and the issuance of the Warrants and the Warrant Shares.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal competency, capacity and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been and there will not be any change in the good standing status of the Company from that reported in the Good Standing Certificate; (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties and (x) that the Warrant Shares will not be issued or transferred in violation of any restriction contained in the Certificate of Incorporation and that upon issuance of any Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation; (xi) that at or prior to the time of the issuance and delivery of any of the Warrant Shares, the Registration Statement will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; and (xii) that the exercise price of the Warrants will not be adjusted to an amount below the par value of the Common Stock. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. With respect to the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued, delivered and paid for in accordance with the terms of the respective Warrants, will be validly issued, fully paid and nonassessable.

NeuBase Therapeutics,

Inc. July 28, 2023

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the registration of the Warrant Shares for resale by the Selling Stockholders under the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP